EXHIBIT 99.1

WESTERN GAS ANNOUNCES ACQUISITION AND
FOURTH-QUARTER AND FULL-YEAR 2013 RESULTS

PROVIDES 2014 OUTLOOK; INCREASES CREDIT FACILITY; APPOINTS NEW SVP

HOUSTON, February 27, 2014 – Western Gas Partners, LP (NYSE: WES) (“WES” or the “Partnership”) today announced that it has agreed to acquire from Anadarko a 20% interest in each of Texas Express Pipeline LLC and Texas Express Gathering LLC and a 33.33% interest in Front Range Pipeline LLC for $375 million.
“This immediately accretive acquisition marks our entry into the long-haul NGL transportation business, which is a natural complement to our existing portfolio,” said Chief Executive Officer, Don Sinclair. “These 100% fee-based assets gather and transport liquids from the Anadarko, Permian, and DJ Basins, all of which are recognized as world class resource plays.”
The Partnership intends to finance the acquisition with the borrowing of $350 million on its revolving credit facility, $6 million of cash on hand, and the issuance of 308,490 common units to Anadarko at an implied price of $60.78 per unit. The acquisition price is equal to the assets’ book value as of the acquisition date, and the acquisition is expected to close on March 3, 2014. The Partnership projects a blended base case, unlevered internal rate of return of 14% to 18% for the three projects. “Given that the growth profile of the assets is supported by firm transportation commitments from investment-grade shippers that increase over time, we believe it is appropriate to value the assets on a project basis as opposed to our historical method of using the next twelve months’ cash flows,” added Sinclair.
The terms of the acquisition were unanimously approved by the board of directors of the Partnership’s general partner and by the board’s special committee, which is comprised entirely of independent directors. The special committee engaged Evercore Partners to act as its financial advisor and Bracewell and Giuliani LLP to act as its legal advisor.

FOURTH-QUARTER AND FULL-YEAR 2013 RESULTS
The Partnership and Western Gas Equity Partners, LP (NYSE: WGP) (“WGP”) today also announced fourth-quarter and full-year 2013 financial and operating results.
“In 2012 we made a significant step change in our capital program, and in the second half of 2013 we started to realize the full benefits of that program,” said Sinclair. “Our strong fourth-quarter performance, which was achieved despite unfavorable weather conditions across most of our systems, is evidence of the resilience of our well-diversified portfolio.”
WESTERN GAS PARTNERS, LP
Net income available to limited partners(1) for 2013 totaled $200.9 million, or $1.83 per common unit (diluted), with full-year 2013 Adjusted EBITDA(2) of $457.8 million and full-year 2013 Distributable cash flow(2) of $380.5 million.
Net income available to limited partners(1) for the fourth quarter of 2013 totaled $64.0 million, or $0.56 per common unit (diluted), with fourth-quarter 2013 Adjusted EBITDA(2) of $129.0 million and fourth-quarter 2013 Distributable cash flow(2) of $105.7 million.
WES paid a quarterly distribution of $0.60 per unit for the fourth quarter of 2013. This distribution represented a 3% increase over the prior quarter’s distribution and a 15% increase over the fourth-quarter 2012 distribution of $0.52 per unit. The full-year 2013 distribution of $2.28 per unit represented a 16% increase over the full-year 2012 distribution. The fourth-quarter 2013 Coverage ratio(2) of 1.14 times is based on the quarterly distribution of $0.60 per unit.
Total throughput attributable to WES(1) for the fourth quarter of 2013 averaged 3.5 Bcf/d, which was 6% above the prior quarter and 20% above the fourth quarter of 2012. For the full-year 2013, total throughput attributable to WES(1) averaged 3.2 Bcf/d, 14% above the prior-year average.

(1) Includes net income or net throughput (as applicable) attributable to (i) the 33.75% interest in certain third-party operated Marcellus gathering assets acquired from Anadarko (the “Non-Operated Marcellus Interest”) for all periods of comparison, (ii) the additional Chipeta interest beginning in August 2012, (iii) the 33.75% interest in certain Anadarko-operated Marcellus gathering assets acquired from a third party (the “Anadarko-Operated Marcellus Interest”) beginning in March 2013, and (iv) Overland Trail Transmission, LLC (“OTTCO”) beginning in September 2013.

(2) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

Excluding acquisitions, capital expenditures attributable to WES on a cash basis totaled $173.9 million during the fourth quarter of 2013. Of this amount, maintenance capital expenditures were $10.3 million, or 8% of Adjusted EBITDA(1). For the full-year 2013, capital expenditures attributable to WES totaled $632.7 million on a cash basis, excluding acquisitions. Capital expenditures attributable to WES on an accrual basis and excluding acquisitions totaled $167.5 million during the fourth quarter of 2013 and $616.2 million for the full-year 2013.
WESTERN GAS EQUITY PARTNERS, LP
As of December 31, 2013, WGP indirectly owned the 2% general partner interest in WES, 100% of the incentive distribution rights in WES and 49,296,205 WES common units. Net income available to limited partners for 2013 totaled $155.5 million, or $0.71 per common unit (diluted). Net income available to limited partners for the fourth quarter of 2013 totaled $48.8 million, or $0.22 per common unit (diluted).
WGP paid a quarterly distribution of $0.23125 per unit for the fourth quarter of 2013. This distribution represented an 8% increase over the prior quarter’s distribution and a 40% increase over the non-prorated distribution for the fourth quarter of 2012. WGP received distributions from WES of $51.6 million attributable to the fourth quarter and subsequently paid out $50.6 million in distributions for the same period.
2014 WES OUTLOOK
Based on the current forecast, which includes the aforementioned acquisition effective March 1, 2014, WES’s Adjusted EBITDA(1) for 2014 is expected to be between $600 million and $650 million. Total capital expenditures including equity investments, but excluding acquisitions, are expected to be between $650 million and $700 million with maintenance capital expenditures expected to be between 8% and 11% of Adjusted EBITDA(1). The 2014 forecast includes the continued construction of a second train at WES’s Lancaster facility and continued well connections in the DJ Basin and Marcellus shale. WES expects no less than 15% distribution growth in 2014. Details surrounding the 2014 forecast will be provided during the joint earnings conference call.

(1) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

WESTERN GAS EQUITY PARTNERS, LP
Based on the expectation of no less than 15% distribution growth at WES, WGP expects that its 2014 distribution growth will be no less than 34%.
INCREASED SIZE OF REVOLVING CREDIT FACILITY
The Partnership also announced today that it has entered into a new $1.2 billion five-year revolving credit facility with a group of twenty lenders. The new facility, which replaces the Partnership’s existing facility, matures in February 2019, and is expandable to $1.5 billion under its accordion feature. The new facility lowers the Partnership’s borrowing cost and contains terms and borrowing conditions that are substantially the same as those under the preceding facility.
MANAGEMENT APPOINTMENT
The general partners of WES and WGP also announced today that their boards of directors have appointed Jacqueline A. Dimpel as Senior Vice President. Ms. Dimpel also serves as Anadarko’s Vice President of Midstream, having succeeded Danny Rea upon his retirement at the end of 2013.
CONFERENCE CALL TOMORROW AT 9 A.M. CST
WES and WGP will host a joint conference call on Friday, February 28, 2014, at 9:00 a.m. Central Standard Time (10:00 p.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2013 results and the outlook for 2014. To participate via telephone, please dial 877.621.4819 and enter participant code 28641715. Please call in 10 minutes prior to the scheduled start time. To access the live audio webcast of the conference call and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the website for approximately two weeks following the conference call.

Western Gas Partners, LP (“WES”) is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East, West and South Texas, the Rocky Mountains, north-central Pennsylvania and the Mid-Continent, WES is engaged in the business of gathering, processing, compressing, treating and transporting natural gas, condensate, natural gas liquids and crude oil for Anadarko and other producers and customers.
Western Gas Equity Partners, LP (“WGP”) is a Delaware master limited partnership formed by Anadarko to own the following types of interests in WES: (i) the 2.0% general partner interest and all of the incentive distribution rights in WES, both owned through WGP’s 100% ownership of WES’s general partner, and (ii) a significant limited partner interest in WES.

For more information about Western Gas Partners, LP and Western Gas Equity Partners, LP, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners and Western Gas Equity Partners believe that their expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate WES’s assets; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; the ability to meet projected in-service dates for capital growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” sections of WES’s and WGP’s most recent Forms 10-K filed with the Securities and Exchange Commission and in their other public filings and press releases. Western Gas Partners and Western Gas Equity Partners undertake no obligation to publicly update or revise any forward-looking statements.

# # #

WESTERN GAS CONTACT
Benjamin Fink, CFA
SVP, Chief Financial Officer and Treasurer
832.636.6010
benjamin.fink@westerngas.com

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of WES’s Distributable cash flow (non-GAAP) to net income attributable to Western Gas Partners, LP (GAAP) and Adjusted EBITDA (non-GAAP) to net income attributable to Western Gas Partners, LP (GAAP) and net cash provided by operating activities (GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Distributable cash flow, Adjusted EBITDA and Coverage ratio are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing its ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA and Coverage ratio, as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Distributable cash flow, Adjusted EBITDA and Coverage ratio should be considered in conjunction with net income and other applicable performance measures, such as operating income or cash flows from operating activities.

Distributable Cash Flow

WES defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures, and income taxes.

	Three Months Ended December 31,			Year Ended December 31,
thousands except Coverage ratio	2013		2012	2013		2012
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income (loss) attributable to Western Gas Partners, LP	$85,879		$(9,118)	$275,136		$134,421
Add:
Distributions from equity investees	6,573		5,057	22,136		20,660
Non-cash equity-based compensation expense (1)	912		57,101	3,575		73,508
Interest expense, net (non-cash settled)	—		82	—		326
Income tax (benefit) expense	(1,801)		6,127	2,630		20,715
Depreciation, amortization and impairments (2)	38,724		36,772	143,375		118,279
Other expense (2)	175		—	175		1,665
Less:
Equity income, net	11,527		5,359	23,732		16,111
Cash paid for maintenance capital expenditures (2) (3)	10,255		7,596	29,850		36,459
Capitalized interest	2,393		2,369	11,945		6,196
Cash paid for income taxes	552		—	552		495
Other income (2) (4)	—		181	419		368
Distributable cash flow	$105,735		$80,516	$380,529		$309,945

Distributions declared (5)
Limited partners	$70,574			$255,308
General partner	22,035			70,745
Total	$92,609			$326,053
Coverage ratio	1.14	x		1.17	x

(1)
Includes $56.2 million and $69.8 million of equity-based compensation associated with the Western Gas Holdings, LLC Equity Incentive Plan, as amended and restated, paid and contributed by Anadarko during the three months and year ended December 31, 2012, respectively.

(2)
Includes WES’s 51% share prior to August 1, 2012, and its 75% share after August 1, 2012, of depreciation, amortization and impairments; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta.

(3)	Net of a prior period adjustment reclassifying $0.7 million from capital expenditures to operating expenses for the year ended December 31, 2012.

(4)
Excludes income of $0.4 million for each of the three months ended December 31, 2013 and 2012, and $1.6 million for each of the years ended December 31, 2013 and 2012, related to a component of a gas processing agreement accounted for as a capital lease.

(5)	Reflects distributions of $0.60 and $2.28 per unit declared for the three months and year ended December 31, 2013, respectively.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA

WES defines Adjusted EBITDA as net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, interest expense, income tax expense, depreciation, amortization and impairments, and other expense, less income from equity investments, interest income, income tax benefit, and other income.

	Three Months Ended December 31,		Year Ended December 31,
thousands	2013	2012	2013	2012
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Adjusted EBITDA
Net income (loss) attributable to Western Gas Partners, LP	$85,879	$(9,118)	$275,136	$134,421
Add:
Distributions from equity investees	6,573	5,057	22,136	20,660
Non-cash equity-based compensation expense (1)	912	57,101	3,575	73,508
Interest expense	14,314	11,942	51,797	42,060
Income tax expense	—	6,127	4,431	20,715
Depreciation, amortization and impairments (2)	38,724	36,772	143,375	118,279
Other expense (2)	175	—	175	1,665
Less:
Equity income, net	11,527	5,359	23,732	16,111
Interest income, net – affiliates	4,225	4,225	16,900	16,900
Other income (2) (3)	—	181	419	368
Income tax benefit	1,801	—	1,801	—
Adjusted EBITDA	$129,024	$98,116	$457,773	$377,929

Reconciliation of Adjusted EBITDA to Net cash provided by operating activities
Adjusted EBITDA attributable to Western Gas Partners, LP	$129,024	$98,116	$457,773	$377,929
Adjusted EBITDA attributable to noncontrolling interests	3,986	3,505	13,348	17,214
Interest income (expense), net	(10,089)	(7,717)	(34,897)	(25,160)
Non-cash equity based compensation (income) expense (1)	45	(56,153)	(54)	(69,791)
Debt-related amortization and other items, net	693	591	2,449	2,319
Current income tax (benefit) expense	280	2,421	(2,944)	9,398
Other income (expense), net (3)	(171)	183	253	(1,292)
Distributions from equity investees less than (in excess of) equity income, net	4,954	302	1,596	(4,549)
Changes in operating working capital:
Accounts receivable and natural gas imbalance receivable	(7,509)	(23,883)	(35,934)	23,520
Accounts payable, accrued liabilities and natural gas imbalance payable	15,134	(24,216)	21,952	5,045
Other	(9,695)	1,290	(7,821)	3,393
Net cash provided by (used in) operating activities	$126,652	$(5,561)	$415,721	$338,026

Cash flow information of Western Gas Partners, LP
Net cash provided by operating activities			$415,721	$338,026
Net cash used in investing activities			$(1,416,066)	$(1,249,942)
Net cash provided by financing activities			$681,092	$1,105,338

(1)
Includes $56.2 million and $69.8 million of equity-based compensation associated with the Western Gas Holdings, LLC Equity Incentive Plan, as amended and restated, paid and contributed by Anadarko during the three months and year ended December 31, 2012, respectively.

(2)	Includes WES’s 51% share prior to August 1, 2012, and its 75% share after August 1, 2012, of depreciation, amortization and impairments; other expense; and other income attributable to Chipeta.

(3)
Excludes income of $0.4 million for each of the three months ended December 31, 2013 and 2012, and $1.6 million for each of the years ended December 31, 2013 and 2012, related to a component of a gas processing agreement accounted for as a capital lease.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2013	2012	2013	2012

Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$139,071	$103,364	$482,542	$382,330
Natural gas, natural gas liquids and condensate sales	138,628	121,521	541,244	508,339
Equity income and other, net	12,922	5,982	29,709	19,918
Total revenues	290,621	230,867	1,053,495	910,587
Operating expenses
Cost of product	94,226	81,360	364,285	336,079
Operation and maintenance	47,492	36,802	168,657	140,106
General and administrative	7,523	63,589	29,751	99,212
Property and other taxes	4,724	4,690	23,244	19,688
Depreciation, amortization and impairments	39,365	37,345	145,916	120,608
Total operating expenses	193,330	223,786	731,853	715,693
Operating income	97,291	7,081	321,642	194,894
Interest income, net – affiliates	4,225	4,225	16,900	16,900
Interest expense	(14,314)	(11,942)	(51,797)	(42,060)
Other income	225	579	1,837	292
Income (loss) before income taxes	87,427	(57)	288,582	170,026
Income tax (benefit) expense	(1,801)	6,127	2,630	20,715
Net income (loss)	89,228	(6,184)	285,952	149,311
Net income attributable to noncontrolling interests	3,349	2,934	10,816	14,890
Net income (loss) attributable to Western Gas Partners, LP	$85,879	$(9,118)	$275,136	$134,421
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$85,879	$(9,118)	$275,136	$134,421
Pre-acquisition net (income) loss allocated to Anadarko	—	(7,853)	(4,637)	(27,435)
General partner interest in net (income) loss	(21,900)	(9,581)	(69,633)	(28,089)
Limited partners’ interest in net income (loss)	$63,979	$(26,552)	$200,866	$78,897

Net income (loss) per common unit – basic and diluted	$0.56	$(0.27)	$1.83	$0.84
Weighted average common units outstanding – basic and diluted	113,825	97,832	109,872	93,936

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	December 31, 2013	December 31, 2012

Current assets	$194,810	$477,212
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	3,383,255	2,717,956
Other assets	429,962	294,754
Total assets	$4,268,027	$3,749,922

Current liabilities	$190,460	$185,306
Long-term debt	1,418,169	1,168,278
Asset retirement obligations and other	79,454	115,902
Total liabilities	$1,688,083	$1,469,486

Equity and partners’ capital
Common units (117,322,812 and 104,660,553 units issued and outstanding at December 31, 2013 and 2012, respectively)	$2,431,193	$1,957,066
General partner units (2,394,345 and 2,135,930 units issued and outstanding at December 31, 2013 and 2012, respectively)	78,157	52,752
Net investment by Anadarko	—	199,960
Noncontrolling interests	70,594	70,658
Total liabilities, equity and partners’ capital	$4,268,027	$3,749,922

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2013	2012

Cash flows from operating activities
Net income	$285,952	$149,311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	145,916	120,608
Change in other items, net	(16,147)	68,107
Net cash provided by operating activities	$415,721	$338,026

Cash flows from investing activities
Capital expenditures	$(646,471)	$(638,121)
Contributions in aid of construction costs from affiliates	617	—
Acquisitions from affiliates	(476,711)	(611,719)
Acquisitions from third parties	(240,274)	—
Investments in equity affiliates	(51,974)	(862)
Proceeds from the sale of assets to affiliates	85	760
Other	(1,338)	—
Net cash used in investing activities	$(1,416,066)	$(1,249,942)

Cash flows from financing activities
Borrowings, net of debt issuance costs	$957,503	$1,041,648
Repayments of debt	(710,000)	(549,000)
Increase (decrease) in outstanding checks	(1,763)	1,800
Proceeds from the issuance of common and general partner units, net of offering expenses	740,825	625,877
Distributions to unitholders	(299,101)	(197,850)
Contributions from noncontrolling interest owners	2,247	29,108
Distributions to noncontrolling interest owners	(13,127)	(17,303)
Net contributions from (distributions to) Anadarko	4,508	171,058
Net cash provided by financing activities	$681,092	$1,105,338

Net increase (decrease) in cash and cash equivalents	$(319,253)	$193,422
Cash and cash equivalents at beginning of period	419,981	226,559
Cash and cash equivalents at end of period	$100,728	$419,981

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
MMcf/d except per-unit amounts	2013	2012	2013	2012

Throughput
Gathering, treating and transportation (1)	1,974	1,610	1,803	1,601
Processing (2)	1,471	1,202	1,359	1,187
Equity investment (3)	193	232	206	235
Total throughput (4)	3,638	3,044	3,368	3,023
Throughput attributable to noncontrolling interests	172	151	168	228
Total throughput attributable to Western Gas Partners, LP	3,466	2,893	3,200	2,795
Gross margin per Mcf attributable to Western Gas Partners, LP (5)	$0.60	$0.55	$0.58	$0.54

(1)
Excludes average NGL pipeline volumes of 25 MBbls/d and 24 MBbls/d for the three months ended December 31, 2013 and 2012, respectively, and 22 MBbls/d and 25 MBbls/d for the years ended December 31, 2013 and 2012, respectively. Includes 100% of Wattenberg system volumes for all periods presented, throughput beginning March 2013 attributable to the Anadarko-Operated Marcellus Interest and throughput beginning September 2013 attributable to OTTCO.

(2)	Consists of 100% of Chipeta, Hilight and Platte Valley system volumes, 100% of the Granger and Red Desert complex volumes, and 50% of Newcastle volumes.

(3)
Represents our 14.81% share of Fort Union and 22% share of Rendezvous gross volumes. Excludes our 10% share of average White Cliffs pipeline volumes consisting of 8 MBbls/d and 7 MBbls/d for the three months ended December 31, 2013 and 2012, respectively, and 7 MBbls/d and 6 MBbls/d for the years ended December 31, 2013 and 2012, respectively. Also excludes our 25% share of average Mont Belvieu JV fractionated volumes consisting of 30 MBbls/d and 8 MBbls/d for the three months and year ended December 31, 2013, respectively.

(4)	Includes affiliate, third-party and equity-investment volumes (as equity-investment volumes are defined in the above footnote).

(5)
Average for period. Calculated as gross margin, excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product and throughput, divided by total throughput attributable to WES (excluding throughput measured in barrels). Calculation includes gross margin attributable to our NGL pipelines, income attributable to our investments in Fort Union, White Cliffs, Rendezvous, and the Mont Belvieu JV, and volumes attributable to our investments in Fort Union and Rendezvous.

Western Gas Equity Partners, LP
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(Unaudited)

thousands except per-unit amount and Coverage ratio	Three Months Ended December 31, 2013
Distributions declared by Western Gas Partners, LP:
General partner interest	$1,852
Incentive distribution rights	20,183
Common units held by WGP	29,578
Less:
Public company general and administrative expense	758
Cash available for distribution	$50,855

Declared distribution per common unit	$0.23125

Distributions declared by Western Gas Equity Partners, LP	$50,620

Coverage ratio	1.00	x

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2013	2012	2013	2012

Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$139,071	$103,364	$482,542	$382,330
Natural gas, natural gas liquids and condensate sales	138,628	121,521	541,244	508,339
Equity income and other, net	12,922	5,982	29,709	19,918
Total revenues	290,621	230,867	1,053,495	910,587
Operating expenses
Cost of product	94,226	81,360	364,285	336,079
Operation and maintenance	47,492	36,802	168,657	140,106
General and administrative	8,364	64,105	33,464	99,728
Property and other taxes	4,724	4,690	23,244	19,688
Depreciation, amortization and impairments	39,365	37,345	145,916	120,608
Total operating expenses	194,171	224,302	735,566	716,209
Operating income	96,450	6,565	317,929	194,378
Interest income, net – affiliates	4,225	4,225	16,900	16,900
Interest expense	(14,314)	(11,942)	(51,797)	(42,060)
Other income	249	579	1,935	292
Income (loss) before income taxes	86,610	(573)	284,967	169,510
Income tax (benefit) expense	(1,851)	5,119	2,580	48,909
Net income (loss)	88,461	(5,692)	282,387	120,601
Net income (loss) attributable to noncontrolling interests	39,611	(12,077)	122,173	59,181
Net income attributable to Western Gas Equity Partners, LP	$48,850	$6,385	$160,214	$61,420
Limited partners’ interest in net income:
Net income attributable to Western Gas Equity Partners, LP	$48,850	$6,385	$160,214	$61,420
Results attributable to the pre-IPO period (1)	(49)	(1,869)	(49)	(56,904)
Pre-acquisition net (income) loss allocated to Anadarko	—	(1,707)	(4,637)	(1,707)
Limited partners’ interest in net income	$48,801	$2,809	$155,528	$2,809
Net income per common unit – basic and diluted (1)	$0.22	$0.01	$0.71	$0.01
Weighted average number of common units outstanding – basic and diluted (1)	218,896	218,896	218,896	218,896

(1)	Includes financial results prior to WGP’s IPO on December 12, 2012.

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	December 31, 2013	December 31, 2012

Current assets	$207,827	$478,104
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	3,383,255	2,717,956
Other assets	429,962	294,754
Total assets	$4,281,044	$3,750,814

Current liabilities	$191,483	$186,255
Long-term debt	1,418,169	1,168,278
Asset retirement obligations and other	79,454	115,902
Total liabilities	$1,689,106	$1,470,435

Equity and partners’ capital
Common units (218,895,515 issued and outstanding at December 31, 2013 and 2012)	$905,082	$912,376
Net investment by Anadarko	—	199,960
Noncontrolling interests	1,686,856	1,168,043
Total liabilities, equity and partners’ capital	$4,281,044	$3,750,814

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2013	2012

Cash flows from operating activities
Net income	$282,387	$120,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	145,916	120,608
Change in other items, net	(16,003)	36,251
Net cash provided by operating activities	$412,300	$277,460

Cash flows from investing activities
Capital expenditures	$(646,471)	$(638,121)
Contributions in aid of construction costs from affiliates	617	—
Acquisitions from affiliates	(476,711)	(611,719)
Acquisitions from third parties	(240,274)	—
Investments in equity affiliates	(51,974)	(862)
Proceeds from the sale of assets to affiliates	85	760
Other	(1,338)	—
Net cash used in investing activities	$(1,416,066)	$(1,249,942)

Cash flows from financing activities
Borrowings, net of debt issuance costs	$957,503	$1,041,648
Repayments of debt	(710,000)	(549,000)
Increase (decrease) in outstanding checks	(1,763)	1,800
Proceeds from the issuance of WES common units, net of offering expenses	725,050	211,932
Proceeds from the issuance of WGP common units, net of offering expenses	(2,367)	412,020
Contributions received from Chipeta noncontrolling interest owners (including Anadarko)	2,247	29,108
Distributions to Chipeta noncontrolling interest owners (including Anadarko)	(13,127)	(17,303)
Distributions to WES common unitholders	(130,706)	(99,570)
Distributions to WGP unitholders	(137,000)	—
Net contributions from (distributions to) Anadarko	4,458	137,844
Net cash provided by financing activities	$694,295	$1,168,479

Net increase (decrease) in cash and cash equivalents	$(309,471)	$195,997
Cash and cash equivalents at beginning of period	422,556	226,559
Cash and cash equivalents at end of period	$113,085	$422,556